As filed with the Securities and Exchange Commission on December 21, 1998

                                                  Registration No. 333-_________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                HANDLEMAN COMPANY
             (Exact name of registrant as specified in its charter)


                   Michigan                                      38-1242806
        -------------------------------                      ------------------
        (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                       Identification No.)


              500 Kirts Boulevard
               Troy,  Michigan                                    48084-4142
 ----------------------------------------                        ------------
                                                                  (Zip Code)

 (Address of Principal Executive Offices)


                                HANDLEMAN COMPANY
                      1998 STOCK OPTION AND INCENTIVE PLAN
                      ------------------------------------
                            (Full title of the plan)

                            Stephen Strome, President
                                Handleman Company
                               500 Kirts Boulevard
                            Troy, Michigan 48084-4142
                     (Name and address of agent for service)

                                 (248) 362-4400
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


============================================================================================================================
                                                                                       Proposed
                                                              Proposed                  maximum
    Title of securities             Amount to be          maximum offering        aggregate offering            Amount of
     to be registered                Registered          price per share(2)              price              registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Shares(1)                 1,500,000 shares             $10.59                $15,885,000              $4,416.03
----------------------------------------------------------------------------------------------------------------------------
       Total                     1,500,000 shares             $10.59                $15,885,000              $4,416.03
============================================================================================================================

(1)      $0.01 par value per share (the "Common Shares").
(2) Calculated pursuant to Rule 457(h) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Shares, as quoted on The New York Stock Exchange, on December 18, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. Annual Report of Handleman Company (the "Registrant") on Form 10-K for the fiscal year ended May 2, 1998, as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (File No. 001-07923)

         2. Quarterly Report of Registrant on Form 10-Q for the second quarter ended October 31, 1998, as filed with the Commission pursuant to
         Section 13 or 15(d) of the Exchange Act (File No. 001-07923).

         3. Quarterly Report of Registrant on Form 10-Q for the first quarter ended August 1, 1998, as filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (File No. 001-07923).

         4. Current Report of Registrant on Form 8-K dated June 3, 1998, as filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (File No. 001-07923).

         5. Proxy Statement of Registrant on Schedule DEF 14A dated September 8, 1998, as filed with the Commission pursuant to Section 14(a) of the Exchange Act.

         6. The description of the Registrant's Common Shares included as paragraph 2 on page 12 of the Registrant's Prospectus dated November 6, 1969, under the caption "Description of Capital Stock," filed with the Commission pursuant to the Securities Act of 1933, as part of its Registration Statement on Form S-7, as amended by Amendment No. 1 to Form S-7 (Registration No. 2-35029), effective November 6, 1969 and filed with the Commission pursuant to the Securities Act of 1933, as amended, as part of its Registration Statement on Form S-3 (File No. 333-60205) effective July 30, 1998.

         7. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Michigan Business Corporation Act permits Michigan corporations to limit the personal liability of directors and officers for breaches of their fiduciary duties. The Articles of Incorporation of the Registrant so limit the liability of directors. The Registrant's Bylaws also provide for indemnification of directors and officers.

         The Articles of Incorporation limit director liability for breaches of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of laws, (iii) a violation of Section 551(1) of the Michigan Business Corporation Act, or (iv) any transaction from which the director derived any improper personal benefit. These provisions, however, do not affect liability under the Securities Act.

The Michigan Business Corporation Act authorizes a corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred) for any action taken or any failure to take any action as a director or officer, except for liability for specified acts. The provisions of the Registrant's Bylaws relating to indemnification of directors and officers limit director, officer and employee liability to the fullest extent permitted by Michigan Law. The provisions of the Michigan Business Corporation Act are broad enough to permit indemnification with respect to liabilities arising under the Securities Act of the Michigan Uniform Securities Act.

         In addition, the Registrant has obtained directors' and officers' liability insurance. The policy provides for $25,000,000 in coverage, including liabilities under the Securities Act.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         4.1 Restated Articles of Incorporation dated June 30, 1989, incorporated by reference to Exhibit 3 filed with the Registrant's Annual Report on Form 10-K, dated May 1, 1993.

         4.2 Bylaws adopted March 7, 1990, as amended June 16, 1993 and further amended December 6, 1995, incorporated by reference to
                  Exhibit 3 filed with the Registrant's Annual Report on Form 10-K dated May 3, 1997.

         5.1      Opinion of Honigman Miller Schwartz and Cohn.

         23.1     Consent of PricewaterhouseCoopers, LLP.

         23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Powers of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement).

         99.1 Handleman Company 1998 Stock Option and Incentive Plan incorporated by reference to Appendix A of the Proxy Statement on Form DEF 14A (file no. 001-07923), filed with the Commission on August 6, 1998.

         99.2 Amendment to Handleman Company 1998 Stock Option and Incentive Plan adopted by the Board of Directors on October 29, 1998.

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The consolidated financial statements incorporated in this Registration Statement and in the Prospectus related to this Registration Statement by reference have been audited by PricewaterhouseCoopers, LLP, independent accountants, as stated in their report which is incorporated in this Registration Statement and such Prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on December 18, 1998.

                                              HANDLEMAN COMPANY


                                              By:     /s/ STEPHEN STROME
                                                  ------------------------------
                                                       Stephen Strome
                                                       President and Chief
                                                       Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of HANDLEMAN COMPANY, a Michigan corporation (the "Registrant"), hereby constitutes and appoints Stephen Strome and Leonard A. Brams, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, which registration statement relates to the registration and issuance of the Registrant's Common Shares, par value $0.01 a share, pursuant to the Handleman Company 1998 Stock Option and Incentive Plan, and any of the documents relating to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                            TITLE                                 DATE
---------                                            -----                                 ----
 /s/ STEPHEN STROME                         President, Chief Executive              December 18, 1998
------------------------------------         Officer, Director (Principal
Stephen Strome                               Executive Officer)



 /s/ DAVID HANDLEMAN                        Chairman, Board of Directors            December 18, 1998
------------------------------------
David Handleman


 /s/ ALAN E. SCHWARTZ                       Director                                December 18, 1998
------------------------------------
Alan E. Schwartz


 /s/ JOHN M. BARTH                          Director                                December 18, 1998
------------------------------------
John M. Barth


 /s/ JAMES B. NICHOLSON                     Director                                December 18, 1998
------------------------------------
James B. Nicholson


 /s/ LLOYD E. REUSS                         Director                                December 18, 1998
------------------------------------
Lloyd E. Reuss


 /s/ RICHARD H. CUMMINGS                    Director                                December 18, 1998
------------------------------------
Richard H. Cummings


 /s/ GILBERT R. WHITAKER, JR.               Director                                December 18, 1998
------------------------------------
Gilbert R. Whitaker, Jr.


                                INDEX TO EXHIBITS


Exhibit
Number                                                 Description                                            Page
------                                                 -----------                                            ----
4.1                   Restated  Articles  of  Incorporation  dated  June  30,  1989,  incorporated  by reference to Exhibit 3 filed with the  Registrant's  Annual Report on Form 10-K, dated May 1, 1993.

4.2                   Bylaws  adopted  March 7, 1990,  as amended  June 16, 1993 and  further  amended
                      December  6,  1995,  incorporated  by  reference  to  Exhibit  3 filed  with the
                      Registrant's Annual Report on Form 10-K dated May 3, 1997.

5.1                   Opinion of Honigman Miller Schwartz and Cohn.

23.1                  Consent of PricewaterhouseCoopers, LLP.

23.2                  Consent of Honigman  Miller  Schwartz and Cohn (included in the opinion filed as
                      Exhibit 5.1 to this Registration Statement).

24.1                  Powers of Attorney (included after the signature of the Registrant  contained on page 6 of this Registration Statement).

99.1                  Handleman   Company  1998  Stock  Option  and  Incentive  Plan  incorporated  by reference  to  Appendix  A of the  Proxy  Statement  on Form DEF 14A  (file  no.
                      001-07923), filed with the Commission on  August 6, 1998.

99.2                  Amendment to Handleman  Company 1998 Stock Option and Incentive  Plan adopted by the Board of Directors on October 29, 1998.